UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2024

Future Health ESG Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40788	86-2305680
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 The Green, Suite 12081

Dover, DE 19901

(Address of principal executive offices, including zip code)

(833) 388-8734

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable Warrant	FHLTU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	FHLT	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FHLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sponsor Handover Agreement

On February 15, 2024, Future Health ESG Corp., a Delaware corporation (“Future Health”), entered into a Purchase and Sponsor Handover Agreement (the “Purchase and Sponsor Handover Agreement”) with Blufire Capital Limited, an Abu Dhabi private company limited by shares (the “New Sponsor”), and Future Health ESG Associates 1, LLC, an Indiana limited liability company (the “Sponsor”), pursuant to which, subject to satisfaction of certain conditions, (i) the Sponsor and anchor investors agreed to transfer and assign 3,020,202 shares of common stock, par value $0.0001 per share (“Common Stock”), and 3,875,000 warrants to purchase Common Stock in exchange for the New Sponsor assuming certain liabilities in an aggregate amount of approximately $500,000 of Future Health and the Sponsor, including all ongoing expenses associated with and expected for the consummation of an initial business combination, costs and expenses incurred by Future Health in the ordinary course of business or in connection with the transactions contemplated by the Purchase and Sponsor Handover Agreement, and $250,000 in cash payable upon the execution of a letter of intent to enter into a business combination by Future Health with a potential target, and (ii) the New Sponsor agreed to become the sponsor of Future Health (together, the “Sponsor Handover”).

As a condition to consummation of the Sponsor Handover, new members of Future Health’s board of directors (the “Board”) and a new management team for Future Health must be appointed by the existing Board and the existing Board members and the existing management team (other than Future Health’s Chief Operating Officer Jesvin Kaur and Future Health’s Chief Financial Officer Travis Morgan) must resign (the “Director and Management Handover”), which must be effective upon consummation of the Sponsor Handover. Each of the parties agreed to use its best efforts to, as soon as reasonably practicable following the signing of the Purchase and Sponsor Handover Agreement, prepare and coordinate the filing of an information statement to Future Health’s stockholders in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder with the Securities and Exchange Commission (the “SEC”).

Pursuant to the terms of the Purchase and Sponsor Handover Agreement, the New Sponsor also agreed, among other things, to (i) indemnify and hold harmless the Sponsor on terms that are the same as each of the Indemnity Agreements (the “Indemnity Agreements”), dated September 9, 2021, entered into between Future Health and each of the current and former directors and officers of Future Health (the “Indemnitees”) in connection with Future Health’s initial public offering, and, if requested by the Sponsor or any other Indemnitee, Future Health and the New Sponsor shall assume the defense of any relevant claims or proceedings, and (ii) with effect from the closing of the transactions contemplated by the Purchase and Sponsor Handover Agreement, join as a party to the Letter Agreement, dated September 9, 2021, by and among the Sponsor, the officers and directors of Future Health and Future Health (the “Letter Agreement”).

The Purchase and Sponsor Handover Agreement provides that consummation of the Sponsor Handover is conditioned on, among other things, (i) each of the underwriters of Future Health’s initial public offering (the “Underwriters”) waiving in writing (a) its right to receive the deferred underwriting fee and any other amounts or rights it may have pursuant to the Underwriting Agreement, dated September 9, 2021, by and among the Underwriters and Future Health (the “Underwriting Agreement”), in exchange for an aggregate of 300,000 shares of Common Stock or shares in any surviving entity, and (b) any rights they may have under the Underwriting Agreement in connection with the Sponsor Handover, (ii) the New Sponsor joining as a party to the Letter Agreement, and (iii) the Director and Management Handover.

In addition, pursuant to the terms of the Purchase and Sponsor Handover Agreement, (i) each of the parties thereto agreed, among other things, that the provisions of the Indemnity Agreements shall remain in full force and effect notwithstanding any resignation of the directors and officers of Future Health, and (ii) Future Health and the New Sponsor agreed to release the directors and officers of Future Health (as of the date of the Purchase and Sponsor Handover Agreement) and the Sponsor from any and all claims relating to Future Health that accrued or may have accrued prior to consummation of the Sponsor Handover. The New Sponsor also agreed (x) to use its best efforts to, upon filing with the SEC any definitive proxy statement for a special meeting of stockholders of Future Health, (a) include a proposal to change the name of Future Health to a name selected by the New Sponsor, (b) obtain approval of the proposals set forth in such definitive proxy statement, and (c) following receipt of such approval, change the name of Future Health and change the “tickers” under which each of Future Health’s securities trades on The Nasdaq Stock Market LLC to different “tickers” to be selected by the New Sponsor, (y) that, in connection with an initial business combination entered into by Future Health, the Sponsor and anchor investors shall have the benefit of demand, piggyback and shelf registration rights with respect to any securities of Future Health (or any successor company following an initial business combination) that are owned by the Sponsor, any anchor investors or any members of the Sponsor on terms that are at least as favorable as those granted to the New Sponsor in connection with such initial business combination and (z) that, in connection with an initial business combination entered into by Future Health, any securities of Future Health (or any successor company following an initial business combination) that are owned by the Sponsor and anchor investors or any members of the Sponsor shall be subject to lock-up provisions that are at least as favorable as those applicable to the securities held by New Sponsor in connection with such initial business combination.

There can be no assurance that the conditions to the consummation of the Sponsor Handover will be satisfied or that the Sponsor Handover will be consummated.

The Purchase and Sponsor Handover Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate authority. The representations and warranties of each party set forth in the Purchase and Sponsor Handover Agreement were made solely for the benefit of the other parties to the Purchase and Sponsor Handover Agreement, and stockholders of Future Health are not third-party beneficiaries of the Purchase and Sponsor Handover. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Purchase and Sponsor Handover Agreement, which may differ from what may be viewed as material by stockholders of Future Health, (b) were made only as of the date of the Purchase and Sponsor Handover Agreement or such other date as is specified in the Purchase and Sponsor Handover Agreement and (c) may have been included in the Purchase and Sponsor Handover Agreement for the purpose of allocating risk between the parties rather than establishing matters as fact. Accordingly, the Purchase and Sponsor Handover Agreement is included with this filing only to provide stockholders of Future Health with information regarding the terms of the Purchase and Sponsor Handover Agreement, and not to provide stockholders of Future Health with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Purchase and Sponsor Handover Agreement is not complete and is qualified in its entirety by reference to the text of the Purchase and Sponsor Handover Agreement, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2024, the Board appointed Jesvin Kaur as Chief Operating Officer of Future Health.

Ms. Kaur, age 48, has over 25 years of experience in business advisory, strategic communication solutions, reputation management, and stakeholder engagement. She is the Director of Think Tree Advisory Sdn Bhd and the Senior Advisor to Optima Strategies Ltd, where her roles involved providing strategic business advice, communication strategy, reputation management and assisting clients to navigate through a diverse range of investment and commercial challenges within the ASEAN region. Ms. Kaur headed the Research and Advisory unit at KRA Group, a regional role covering Indonesia, Malaysia and Singapore. Prior to that, she was a senior investment analyst at Maybank Securities. She had also served at the Strategy and Risk Management Division of the Securities Commission of Malaysia for over four years where she was involved in the drafting and implementation of the Capital Market Masterplan. In the region, she has advised Government Ministries and Institutions, Government-linked Investment Companies, Multinational Companies, Private Equity Funds, and a host of other corporate and investment firms, on a range of issues including market access strategy, stakeholder relations, media engagement, strategic and financial communication. Ms. Kaur has a Bachelor of Business (Accounting and Finance) from the University of Technology (Sydney) and possesses a strong network within the media, corporate and business circles. She has also completed the Lee Kuan Yew School of Public Policy Executive Education on Public Policy: Design and Implementation for Success.

On February 19, 2024, in connection with her appointment as Chief Operating Officer of Future Health, Ms. Kaur entered into (i) a joinder to the Letter Agreement (the “Letter Agreement Joinder”), which is filed as Exhibit 10.3 hereto and incorporated herein by reference, and (ii) an indemnity agreement (the “New Officer Indemnity Agreement”) with Future Health. Pursuant to the Letter Agreement Joinder, Ms. Kaur became a party to the Letter Agreement wherein Ms. Kaur will be bound to comply with the provisions applicable to insiders in the same manner as if Ms. Kaur were an original signatory thereto and in such capacity as an insider therein. The New Officer Indemnity Agreement requires Future Health to indemnify Ms. Kaur to the fullest extent permitted under applicable law and to advance expenses incurred as a result of any proceeding against her as to which she could be indemnified. The New Officer Indemnity Agreement is substantially similar to the Indemnity Agreements.

The foregoing summaries of the Letter Agreement Joinder and the New Officer Indemnity Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Letter Agreement Joinder and the New Officer Indemnity Agreement, copies or forms of which are filed as Exhibits 10.3 and 10.2, respectively, hereto and which are incorporated herein by reference.

Other than the Purchase and Sponsor Handover Agreement, Ms. Kaur is not party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she party to any transactions involving Future Health required to be discussed under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†	Purchase and Sponsor Handover Agreement, dated February 15, 2024, by and among Future Health ESG Corp., Blufire Capital Limited, and Future Health ESG Associates 1, LLC
10.2	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.8 of Future Health ESG Corp.’s Registration Statement on Amendment No. 1 to Form S-1 filed September 1, 2021)
10.3	Joinder to the Letter Agreement, dated February 19, 2024, by and between Future Health ESG Corp and Jesvin Kaur
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE HEALTH ESG CORP

	By:	/s/ Bradley A. Bostic
		Name:	Bradley A. Bostic
		Title:	Chief Executive Officer

Date: February 22, 2024